UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2010
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices, including zip code)
(713) 296-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     The information in Items 2.02 and 7.01, including Exhibits 99.1 and 99.2 incorporated therein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

Item 1.01.	Entry into a Material Definitive Agreement
     On July 20, 2010, Apache Corporation (“Apache”) announced the signing of three definitive purchase and sale agreements (the “BP Purchase Agreements”) to acquire properties in the Permian Basin, the Western Canada Sedimentary Basin and the Western Desert of Egypt (the “BP Properties”) from subsidiaries of BP plc (collectively, “BP”) for aggregate consideration of approximately $7.0 billion (the “BP Acquisition”).
     Of the $7.0 billion purchase price, $3.1 billion is applicable to the Permian Basin properties, $3.25 billion is applicable to the Canadian properties and $650 million is applicable to the Egyptian properties. The effective date of the BP Acquisition is July 1, 2010. Apache Corporation has agreed to guarantee the performance of the obligations of its subsidiaries under the BP Purchase Agreements.
     The BP Acquisition is subject to a number of closing conditions, including clearance under the competition laws of the United States and Canada, the foreign investment law of Canada and approval of the Government of Egypt. Because of the relatively short time period contemplated between signing the BP Purchase Agreements and the expected closing of the BP Acquisition, several significant matters commonly resolved prior to closing such an acquisition have been reserved for after closing. For example, title review with respect to most of the BP Properties will not be completed until after closing. In addition, we will not have sufficient time before closing to conduct a full assessment of any environmental and legal liabilities with respect to the BP Properties. Also, some of the BP Properties are subject to preferential purchase rights held by third parties, and those rights may be exercised before or after we close the BP Acquisition. Most of the preferential purchase rights have exercise periods of 30 days after delivery of notice of acquisition. Accordingly, the BP Acquisition is subject to certain post-closing requirements relating to, among other things, resolution of title, environmental and legal issues and any exercise by third parties of preferential purchase rights with respect to certain of the BP Properties. Prompt notice of the proposed sale of the BP Properties will be provided to appropriate governmental agencies and to parties holding preferential rights to purchase such properties. The transactions comprising the BP Acquisition are not mutually conditioned, and we may close any of these transactions without closing the others.
     Each BP Purchase Agreement may be terminated prior to closing pursuant to termination provisions that are typical of a transaction of this type. If a BP Purchase Agreement is terminated other than as a result of our material breach or our failure or refusal to close, BP is required to return the applicable portion of the Deposit plus interest. BP plc has agreed to provide a limited guarantee with respect to the BP Purchase Agreements, principally as to return of the Deposit. If a BP Purchase Agreement is terminated as a result of our material breach or our failure or refusal to close, BP is required to return the applicable portion of the Deposit plus interest, less an amount equal to five percent of the purchase price plus interest in such agreement (which we refer to as the “Reverse Breakup Fee”). Each BP Purchase Agreement provides that BP’s retention of the Reverse Breakup Fee is the sole and exclusive remedy of BP in the event of a termination of such agreement.

     On July 30, 2010, we expect to make a deposit of $5.0 billion toward the purchase price of the BP Properties (which we refer to as the “Deposit”), to be returned to us or applied to the purchase price, as the case may be. Of the $5.0 billion Deposit, $1.5 billion is applicable to the Permian Basin properties, $3.25 billion is applicable to the Canadian properties and $250 million is applicable to the Egyptian properties. In Canada, the Deposit will be implemented in the form of a loan from Apache to the BP subsidiary that is the seller of the Canadian properties which will be guaranteed by BP plc. From the date of the Deposit until receipt of regulatory approvals, BP will retain complete operational control of the BP Properties, subject to customary covenants regarding the conduct of business in the ordinary course, maintenance of the properties and similar matters. The Deposit is not required to be segregated from the operations of BP, but may be made available for use by BP in its operations. Should the applicable regulatory approval not be obtained, the affected transaction will not close and the applicable portion of the Deposit will be returned. Should preferential purchase rights with respect to any portion of the BP Properties, the purchase price payable to the affected BP subsidiary will be reduced accordingly. We estimate that only an immaterial portion of the BP Properties are subject to preferential purchase rights in favor of third parties.
     If regulatory approval is obtained, and to the extent preferential purchase rights are not exercised, with respect to any portion of the BP Acquisition, we will pay the balance of the allocated consideration and close the respective transaction as promptly as practicable after receipt of the various regulatory approvals and contractual consents applicable to the individual components of the BP Acquisition. Upon receipt of regulatory approvals in Canada, the instrument representing the loan will convert into ownership of the equity interests of the BP subsidiary holding the Canadian properties.
     Apache anticipates that required regulatory approvals and resolution of any preferential purchase rights, and any transfer of operational control of the BP Properties, will occur in the third and fourth quarters of 2010.
     The foregoing summary of the BP Purchase Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the BP Purchase Agreements, which will be provided supplementally pursuant to an amendment to this Current Report on Form 8-K.
     The BP Purchase Agreements will be provided supplementally pursuant to an amendment to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about Apache. The representations, warranties and covenants contained in the BP Purchase Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the BP Purchase Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the BP Purchase Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Apache or BP or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the BP Purchase Agreements, which subsequent information may or may not be fully reflected in Apache’s public disclosures.

Item 2.02.	Results of Operations and Financial Condition.
     On July 20, 2010, Apache issued a press release announcing financial and operating results for the fiscal quarter ended June 30, 2010 and that it had rescheduled its second-quarter earnings call. The full text of the press release announcing second-quarter earnings is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure
     On July 20, 2010, Apache issued a press release announcing the BP Acquisition. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.
Forward-Looking Statements
     Statements in this document and the exhibits furnished herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, future plans or other statements other than statements of historical fact are forward-looking statements. These forward-looking statements include statements regarding expectations as to completion of the BP Acquisition. Apache can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, including: the timing to consummate the proposed BP Acquisition; the risk that a condition to closing of the BP Purchase Agreements may not be satisfied; the risk that a regulatory approval that may be required for the BP Purchase Agreements is not obtained or is obtained subject to conditions that are not anticipated; negative effects from the pendency of the BP Acquisition; Apache’s ability to achieve the synergies and value creation contemplated by the BP Acquisition; Apache’s ability to promptly and effectively integrate the acquired assets; and the diversion of management time on BP Acquisition-related issues. Other factors regarding Apache and other risks related to it and its business and operations are discussed in Apache’s most recent Form 10-K as well as Apache’s other filings with the United States Securities and Exchange Commission (“SEC”) available at the SEC’s website at www.sec.gov. Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and other than as required by law, Apache undertakes no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

99.1	Press release of Apache Corporation announcing financial and operating results for the quarter ended June 30, 2010, dated July 20, 2010.
99.2	Press release of Apache Corporation announcing the BP Acquisition, dated July 20, 2010.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Dated: July 20, 2010	By:	/s/ Roger B. Plank
Roger B. Plank, President
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release of Apache Corporation announcing financial and operating results for the quarter ended June 30, 2010, dated July 20, 2010.
99.2	Press release of Apache Corporation announcing the BP Acquisition, dated July 20, 2010.